Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) dated as of October 22, 2013 by and among ARI NETWORK SERVICES, INC., a Wisconsin corporation (“Buyer”), RJ LONGACRE, INC. (F/K/A READY 2 RIDE, INCORPORATED), an Indiana corporation (“Company”), JAMIE AMY-LONGACRE (“Jamie”) and RONALD L. LONGACRE, JR. (“Ronnie”). Capitalized terms used this Amendment that are not defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined, below).

WITNESSETH:

WHEREAS, Buyer, Company, Jamie and Ronnie have entered into that certain Asset Purchase Agreement made and effective as of August 17, 2012 (the “Purchase Agreement”) whereby Buyer acquired substantially all of the assets of Company;

WHEREAS, the Purchase Agreement provides, among other things, that the Contingent Earn-Out Purchase Price, if any, will be paid pursuant to Section 3.7 of the Purchase Agreement; and

WHEREAS, the Parties disagree as to the amount and calculation of the First Contingent Earn-Out Payment, and in order to resolve such dispute, as well as any disputes among the Parties that might arise after the date hereof regarding the amount and calculation of the Second Contingent Earn-Out Payment and the Third Contingent Earn-Out Payment, the Parties have agreed, pursuant to Section 10.7 of the Purchase Agreement, to amend the Purchase Agreement according to the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Section 3.7. Sections 3.7(a)-(h) of the Purchase Agreement is hereby amended and restated as follows:

“3.7 Contingent Earn-Out Purchase Price.

(a) Calculation of Contingent Earn-Out Purchase Price. For purposes of this Agreement, the “Contingent Earn-Out Purchase Price” means an amount equal to the sum of (i) the First Contingent Earn-Out Payment, plus (ii) the Second Contingent Earn-Out Payment, plus (iii) the Third Contingent Earn-Out Payment (if any); provided, that the Contingent Earn-Out Purchase Price shall in no event exceed Three Hundred Seventy-Five Dollars ($375,000), plus forty thousand (40,000) shares of Buyer Stock issued to Company.

(b) Calculation of First Contingent Earn-Out Payment. For purposes of this Agreement, the “First Contingent Earn-Out Payment” means an amount equal to:

(i) One Hundred Twenty Five Thousand Dollars ($125,000), plus ten thousand (10,000) shares of Buyer Stock issued to Company.

(c) Calculation of Second Contingent Earn-Out Payment. For purposes of this Agreement, the “Second Contingent Earn-Out Payment” means an amount equal to:

(i) One Hundred Twenty Five Thousand Dollars ($125,000), plus fifteen thousand (15,000) shares of Buyer Stock issued to Company.

(d) Calculation of Third Contingent Earn-Out Payment. For purposes of this Agreement, the “Third Contingent Earn-Out Payment” means an amount equal to:

(i) One Hundred Twenty Five Thousand Dollars ($125,000), plus fifteen thousand (15,000) shares of Buyer Stock issued to Company.

(e) Earn-Out Period; Earn-Out Amount. For purposes of this Agreement, each of the First Earn-Out Period, Second Earn-Out Period and Third Earn-Out Period shall sometimes be referred to as an “Earn-Out Period”, and each of the First Contingent Earn-Out Payment, Second Contingent Earn-Out Payment and Third Contingent Earn-Out Payment shall sometimes be referred to as an “Earn-Out Amount”.

(f) Payment of Earn-Out Amounts. Within the thirtieth (30th) calendar day after an Earn-Out Period, Buyer will deliver to Company the applicable Earn-Out Amount in accordance with the terms and conditions of this Section 3.7. With respect to the First Earn-Out Period, Buyer will deliver to Company the applicable Earn-Out Amount within 30 days of the date of this amendment. Stock certificates representing shares of Buyer Stock will contain commercially reasonable legends regarding transfer restrictions pursuant to Rule 144 under the Securities Act.

(g) Acceleration of Earn-Out Amount Payments. If, prior to the third (3rd) anniversary of the Closing Date, Buyer terminates the employment of both Jamie and Ronnie without Cause (as defined below), then, on or before the thirtieth (30th) calendar day after the effective date of such termination of employment, Buyer will deliver to Company payment in full of all unpaid contingent earn-out payments pursuant to this Section 3.7. For purposes of this Section 3.7,  “Cause” shall mean any of the items constituting “Cause” in the Jamie Employment Agreement or the Ronnie Employment Agreement (as amended), as the case may be.

(h) Subordination of Contingent Hold Back Purchase Price and Earn-Out Amount Payments. The parties acknowledge and agree that the Contingent Hold Back Purchase Price (if any) and Earn-Out Amounts are subordinated and junior in right of payment to the Senior Debt. For purposes hereof, the “Senior Debt” shall mean the principal of, and interest and premium (if any) on, the indebtedness of Buyer, regardless of whether incurred on, before or after the date hereof, for money borrowed from Silicon Valley Bank (“Senior Lender”), and all renewals, extensions, modifications and refinancings of any such indebtedness (but excluding indebtedness of others guaranteed by Buyer and obligations of Buyer under capital leases). “Senior Debt” shall include the amount of any payments made to any holder of any Senior Debt or another by or on behalf of Buyer which are recovered from any holder of any Senior Debt by a trustee, receiver, creditor or other party pursuant to applicable federal or state law. Company hereby agrees to sign any subordination agreements or file any UCC amendments requested by any holder of Senior Debt, and if Company refuses to sign such agreements or file such amendments upon request by such a holder of Senior Debt, then Buyer shall have the right to terminate Section 3.6 and Section 3.7 of this Agreement and any payment obligations of Buyer under Section 3.6 and Section 3.7 shall be void. Notwithstanding the foregoing, (i) so long as Buyer has not received from Senior Lender a written notice of the occurrence of an Event of Default (as such capitalized term is defined in that certain Loan and Security Agreement dated as of April 26, 2013 by and among Senior Lender, Buyer and Project Viking II Acquisition, Inc. (the “Loan and Security Agreement”)), Buyer may make, and Company may receive, payment of the Contingent Hold Back Purchase Price as and when due pursuant to Section 3.6, above, and payment of the Earn-Out Amounts as and when due pursuant to Section 3.7(f), above, and (ii) in the event that Buyer receives from Senior Lender a written notice of the occurrence of such an Event of Default, Company’s right to receive payment of the Contingent Hold Back Purchase Price and the Earn-Out Amounts pursuant to clause (i), above, shall be reinstated if and when Buyer cures or Senior Lender waives such Event of Default in compliance with the terms and conditions of the Loan and Security Agreement.”

2. [INTENTIONALLY OMITTED]

3. [INTENTIONALLY OMITTED]

4. Sections 3.10(a)-(b). Sections 3.10(a)-(b) are hereby deleted from the Purchase Agreement in their entirety.

5. Set-Off. For the avoidance of doubt, and consistent with Section 7.7 of the Purchase Agreement, if Company or Shareholders shall fail to pay any amounts that they are obligated to pay to Buyer under the Purchase Agreement, including any amounts that they are obligated to pay pursuant to the indemnification obligations set forth in Article 7 of the Purchase Agreement, then Buyer may, in addition to any other rights and remedies that may be available to it, upon thirty (30) calendar days’ prior written notice to Company, set-off all or any portion of such amounts against any amounts due and owing from Buyer to Company or any Shareholder under this Agreement (including, but not limited to, pursuant to Section 3.6 and Section 3.7, as amended by this Amendment). Any amounts so set-off shall be deemed to have been paid to Company and/or such Shareholder as of the date on which written demand for payment of the amount in question was given to Company. Buyer shall only exercise its rights of set-off pursuant to the Purchase Agreement, as amended by this Amendment, in good faith.

6. Terms. To the extent that any terms defined in the Purchase Agreement that haven been stricken and/or are no longer relevant to the Purchase Agreement as a result of this Amendment, including, without limitation, “First Revenue Goal”, “Second Revenue Goal”, “Third Revenue Goal”, “Subject Net Revenues”, “Earn-Out Statement”, “Earn-Out Notice of Objection”, “CPA Firm” and

“Earn-Out Date of Final Determination”, such terms are hereby deleted from the Purchase Agreement in their entirety.

7. Effect of Amendment. Except to the extent that the Purchase Agreement is modified by this Amendment, the remaining terms and conditions of the Purchase Agreement remain unmodified and in full force and effect. In the event of conflict between the terms and conditions of the Purchase Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment will prevail.

8. Entire Agreement. THE PURCHASE AGREEMENT, TOGETHER WITH THIS AMENDMENT, AND THE EXHIBITS AND SCHEDULES ATTACHED THERETO AND HERETO, CONSTITUTES THE SOLE AND ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN AND THEREIN, AND SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS UNDERSTANDINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES, BOTH WRITTEN AND ORAL, WITH RESPECT TO THE SUBJECT MATTER.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day, month and year first above written.

BUYER:

ARI NETWORK SERVICES, INC.

By:  /s/ Darin R. Janecek

Darin R. Janecek,

Vice President of Finance and

Chief Financial Officer

COMPANY:

RJ LONGACRE, INC. (F/K/A READY 2 RIDE, INCORPORATED)

By:  /s/ Jamie Amy-Longacre

Jamie Amy-Longacre, President

JAMIE:

/s/ Jamie Amy-Longacre

Jamie Amy-Longacre

RONNIE:

/s/Ronald L. Longacre, Jr.

Ronald L. Longacre, Jr.